Exhibit 99.1

One World Holdings, Inc.

Issues Update on Reverse Split of Common Shares

Houston, Texas, January 6, 2014 – One World Holdings, Inc. (OTCQB: OWOO) today announced that the 1-for-750 reverse stock split of its common shares that was approved by the Company’s Board of Directors and by written consent of stockholders holding a majority of the Company’s outstanding shares of common stock, is still under review by the Financial Industry Regulatory Authority (“FINRA”).

“While the reverse split was expected to become effective on December 31, 2013, the review process with FINRA is still underway. We will update the markets upon effectiveness of the reverse split as soon as we are advised by FINRA of its decision,” stated Joanne Melton, CEO of One World Holdings, Inc.

About The One World Doll Project

Established in 2010 by Trent T. Daniel and Stacey McBride-Irby, The One World Doll Project endeavors to make significant positive cultural impact through the doll category. Its beautiful dolls are unique works of art, created for a growing market yearning for something unique to experience – a doll that both embraces contemporary girls of color and symbolizes the women they can become. The One World Doll Project has created The Prettie Girls!™ dolls, an exciting line of multi-cultural fashion dolls, years in development, recently launched in the marketplace.  The Prettie Girls! are unique in their look, their backgrounds and their stories, capturing the essence of values and positive attributes that every little girl can embrace. Styled for play, yet filled with soul, The Prettie Girls! set new, higher, values-based standards for “pretty”- positive goals that reach across the globe and up for the stars!

For young girls, The One World Doll Project creates a doll that is a friend, a partner in play, and a glimpse of their biggest, brightest dreams. For young women, it is a symbol of who they are, how much they have achieved, and a keepsake of the best times of their lives. For connoisseurs, The One World Doll Project promises stylish works of art that will become a vital part of a valuable growing collectors’ market.  In addition to the Prettie Girls! play line, the Company has just premiered the Cynthia Bailey Prettie Girls Collector Doll™ depicting the businesswoman, model and reality star, featured on Bravo Network’s Real Housewives of Atlanta.™

More information about One World Holdings, Inc., Stacey McBride-Irby, Trent T. Daniel and The One World Doll Project can be found at www.oneworlddolls.com.

Mattel®, Barbie®, So in Style® and the Mattel, Barbie and So In Style logos are trademarks of Mattel Inc., registered in the U.S. and other countries. All other trademarks are the property of their respective owners.

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Notice Regarding Forward-Looking Statements
This release contains certain forward-looking statements relating to the business of One World Holdings, Inc. that can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “may” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/services development, long and uncertain sales cycles, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. One World Holdings, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.